                                                                     EXHIBIT 99


                                                 FOR MORE INFORMATION, CONTACT:

                                                 Deborah Hicks Midanek
                                                 Chief Executive Officer
                                                 504.987.2385 or 800.234.8232

                                                 RELEASE DATE: September 3, 1999


          UNITED COMPANIES REPORTS NET LOSS OF $583.9 MILLION FOR 1998


     BATON ROUGE, LA - United Companies Financial Corporation (OTC: UCFNQ), which has been in Chapter 11 reorganization since March 1, 1999, today reported a net loss for 1998 of $583.9 million or $20.74 per share compared to net income of $74.6 million or $2.30 per share for 1997. The Company's announcement was delayed pending completion of its audited consolidated financial statements as of December 31, 1998, and for the year then ended. A copy of these financial statements and the notes thereto, along with the independent auditor's report thereon, will be filed by the Company on a Form 8-K with the Securities and Exchange Commission, and condensed consolidated balance sheets and statements of operations are included at the end of this release. The Company had previously announced on April 16, 1999, that it anticipated its audited financial statements would reflect a substantial write-down of the value of certain of its assets, that such write-down was likely to be of such a magnitude that there could be no assurance that the Company's assets (net of the amount of the write-down) would exceed its liabilities and, furthermore, that there could be no assurance that the ultimate value received for the Company's assets would cover the Company's outstanding liabilities and debt claims.

    The net loss in 1998 resulted primarily from a $605.6 million writedown to the valuation of the Company's Interest-only and residual certificates at December 31, 1998. This writedown of the Interest-only and residual certificates, net of the allowance for loan losses, was comprised of the following components:

     1) $160.8 million from an increase in the effective discount rate assumptions applied by the Company to expected future cash releases


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

          from the trusts established in the Company's prior securitization transactions;

     2) $338.3 million from an increase in the Company's estimated cumulative credit loss rate;

     3) $69.5 million from increasing the Company's prepayment speed assumptions;

     4) $20.0 million from the estimated impact of delinquency triggers in the related securitization trusts which require increased levels of reserve accounts and overcollateralization under specified circumstances; and

     5) $17.0 million from marking certain subordinated certificates retained by the Company in securitization transactions to estimated market value.


     The effective discount rate assumption on cash flows (net of the related allowance for loan losses) from the Company's home equity loan securitization transactions expected to be received by the Company, including certain cash in the related reserve accounts, was increased from approximately 9% at December 31, 1997, to approximately 22% at December 31, 1998. The effective discount rate assumption on cash flows (net of the related allowance for loan losses) expected to be received by the Company from manufactured housing product securitization transactions was increased from approximately 12% at December 31, 1997, to 18% at December 31, 1998. The increase in the discount rate assumptions reflects a number of factors, including, but not limited to, the Company's determination of the market's demand at December 31, 1998 for a higher rate of return on Interest-only and residual certificates backed by subprime home equity loans and the effect of the distressed state of the Company. The Company raised its estimate of the cumulative undiscounted credit loss assumption on home equity loans at December 31, 1998, from 2.5% for its fixed products and 2.0% for its ARM products to 7.7% on all home equity products to reflect a number of factors, including, but not limited to, anticipated increased loss severity, higher out of pocket costs of disposal of repossessed properties and increased delinquency in the portfolio of loans serviced.

     On a quarterly basis, the Company analyzes the prepayment speed assumptions utilized in valuing its Interest-only and residual certificates and revises its estimates when required. As of December 31, 1998, the Company, based on current data and expectations, increased its estimates of life-to-date (i.e., an average lifetime prepayment speed) prepayment speeds on its securitized home equity loans as follows:


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        1)   from 24.1% to 30.1% for fixed-rate loans,

        2) from 29.5% to 33.3% for its adjustable-rate mortgage (ARM) loans, and

        3)   from 25.1% to 30.5% for its hybrid loans.

    The Company's revised assumptions were used by it in the valuation of its Interest-only and residual certificates as of December 31, 1998, and in the calculation of loan sale gains for home equity loans and manufactured housing contracts sold during the quarter then ended. At December 31, 1998, the contractual balance of home equity loans serviced was approximately $6.4 billion, including $3.7 billion in fixed rate home equity loans, $0.9 billion in ARMs and $1.8 billion in hybrid loans, of which $1.5 billion of hybrid loans originally had fixed rates for three years. Home equity loans serviced at December 31, 1998 also include $697.5 million of loans in the Company's 1998 fourth quarter home equity loan securitization transaction for which the servicing was sold and transferred in the first quarter of 1999. Additionally, the contractual balance of manufactured housing contracts serviced at December 31, 1998 was $721 million.

    The percentage of home equity loans thirty days or more delinquent, including defaulted loans (i.e. bankruptcies and foreclosures), at December 31, 1998 was 12.24% compared to 10.63% at December 31, 1997 and 10.82% at September 30, 1998. The percentage of manufactured housing contracts thirty days or more delinquent at December 31, 1998 was 7.15% compared to 5.73% at December 31, 1997 and 6.14% at September 30, 1998.

    Net charge-offs on home equity loans were $48.7 million for the year ended December 31, 1998 compared to $31.0 million for the year ended December 31, 1997 and $12.5 million for the quarter ended December 31, 1998, compared to $14.2 million for the quarter ended September 30, 1998. The charge-off rate on the average aggregate principal balance of home equity loans serviced for the year ended December 31, 1998 was .81% compared to .65% for the year ended December 31, 1997. Net charge-offs on manufactured housing contracts were $5.5 million for the year ended December 31, 1998 compared to $0.9 million for the year ended December 31, 1997. The charge-off rate on the average aggregate principal balance of manufactured housing contracts serviced for the year ended December 31, 1998 was .85% compared to .27% for the year ended December 31, 1997.

    The reserve for loan losses on owned and serviced home equity loans totaled $502.1 million (or 7.7% of total home equity loans owned and serviced) at December 31, 1998 compared to $87.4 million (or


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1.6% of total home equity loans owned and serviced) at December 31, 1997. The reserve for loan losses on owned and serviced manufactured housing contracts totaled $58.0 million (or 7.0% of total manufactured housing contracts owned and serviced) at December 31, 1998 compared to $21.9 million (or 4.9% of total manufactured housing contracts owned and serviced) at December 31, 1997.

    The Company also announced that it expects to report a loss for each of the first and second quarters of 1999. The Company is working to complete its first and second quarter 1999 financial statements.

    Separately, the Company announced that with the completion and release of its 1998 financial statements, Michael W. Trickey will step down as Chief Financial Officer to develop his consulting business. Mr. Trickey, who joined United Companies in April 1999, will be available to the Company on a consulting basis as it formulates its plan of reorganization.

    United Companies is a specialty finance company that services non-traditional consumer loan products. The Company has been in a Chapter 11 reorganization since March 1, 1999.


    The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the developments in and outcome of the Company's Chapter 11 reorganization proceedings; the ability to access loan facilities in amounts necessary to fund the Company's operations; the successful disposition of its existing loan portfolio and repossessed real estate properties; the ability of the Company to successfully restructure its balance sheet; the ability of the Company to retain an adequate number and mix of its employees; the effect of the Company's policies including the amount of Company expenses; actual prepayment rates and credit losses on loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the quality of the Company's owned and serviced loan portfolio including levels of delinquencies, customer bankruptcies and charge-offs; adverse economic conditions; competition; various legal, regulatory and litigation risks and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.


                                      ###


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            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                                   December 31,
                                                                                        ---------------------------------
                                                                                            1998                 1997
                                                                                        ------------         ------------
ASSETS                                                                                            (IN THOUSANDS)


Cash and cash equivalents ......................................................        $    230,013         $        582
Interest-only and residual certificates--net ...................................             462,504              882,116
Loans-- net ....................................................................             191,282              172,207
Investment securities - available for sale .....................................               1,918               16,853
Accrued interest receivable and servicer advances ..............................             148,622               85,258
Property-- net .................................................................              45,883               62,050
Capitalized mortgage servicing rights ..........................................              40,148               48,760
Other assets ...................................................................              36,002               34,613
Net assets of discontinued operations ..........................................              85,403               36,163
                                                                                        ------------         ------------
          Total assets .........................................................        $  1,241,775         $  1,338,602
                                                                                        ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Notes payable ..................................................................        $  1,219,025         $    691,826
Deferred income taxes payable ..................................................                --                 95,385
Managed cash overdraft .........................................................                --                 13,625
Other liabilities ..............................................................             136,909               57,137
                                                                                        ------------         ------------
          Total liabilities ....................................................           1,355,934              857,973
                                                                                        ------------         ------------

Stockholders' equity (deficit):
  Preferred stock, $2 par value;
     Authorized -- 20,000,000 shares; Issued -- 1,657,770 and 1,898,070
       shares of 6 3/4% PRIDES(sm) ($44 per share liquidation preference) ......               3,315                3,796
  Common stock, $2 par value;
     Authorized -- 100,000,000 shares; Issued -- 30,353,033 and
       29,971,356 shares .......................................................              60,706               59,943
  Additional paid-in capital ...................................................             186,614              187,418
  Accumulated other comprehensive income........................................                 113                   98
  Retained earnings (deficit) ..................................................            (345,703)             250,429
  Treasury stock ...............................................................              (7,409)              (7,409)
  ESOP debt ....................................................................             (11,795)             (13,646)
                                                                                        ------------         ------------
          Total stockholders' equity (deficit) .................................            (114,159)             480,629
                                                                                        ------------         ------------
            Total liabilities and stockholders' equity (deficit) ...............        $  1,241,775         $  1,338,602
                                                                                        ============         ============

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                           YEAR ENDED DECEMBER 31,
                                                                              ------------------------------------------------
                                                                                 1998               1997               1996
                                                                              ----------         ----------         ----------
                                                                                               (IN THOUSANDS)
Revenues:
  Loan sale gains ....................................................        $  191,383         $  247,022         $  186,653
  Finance income, fees earned and other loan income ..................           128,599            139,029            122,826
  Writedown of Interest-only and residual certificates - net .........          (605,562)              --                 --
  Investment income ..................................................            39,509             24,230             13,156
  Other ..............................................................            15,336              8,312              6,070
                                                                              ----------         ----------         ----------
          Total ......................................................          (230,735)           418,593            328,705
                                                                              ----------         ----------         ----------

Expenses:
  Personnel ..........................................................           141,505            120,800             89,724
  Interest ...........................................................            72,710             54,865             36,131
  Advertising ........................................................            48,559             36,490             12,039
  Restructuring ......................................................             6,368               --                 --
  Other operating ....................................................           128,823             79,590             55,834
                                                                              ----------         ----------         ----------
          Total ......................................................           397,965            291,745            193,728
                                                                              ----------         ----------         ----------

Income (loss) from continuing operations
   before income taxes ...............................................          (628,700)           126,848            134,977

Provision (benefit) for income taxes .................................           (84,769)            44,661             47,428
                                                                              ----------         ----------         ----------

Income (loss) from continuing operations .............................          (543,931)            82,187             87,549

Loss from discontinued operations:
  Loss from discontinued operations, net of
     income tax expense (benefit) of $(830),$(2,698) and
     $1,021, respectively ............................................            (1,541)            (7,587)            (5,889)
  Loss on disposal, net of income tax benefit of $5,550 ..............           (38,424)              --                 --
                                                                              ----------         ----------         ----------
       Total .........................................................           (39,965)            (7,587)            (5,889)
                                                                              ----------         ----------         ----------
Net income (loss) ....................................................        $ (583,896)        $   74,600         $   81,660
                                                                              ==========         ==========         ==========